As filed with the Securities and Exchange Commission on February 3, 2015

Registration No. 333-199116

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3

to

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amec Foster Wheeler plc

(formerly AMEC plc)

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant name into English)

England and Wales	8711	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Alison Yapp

General Counsel & Company Secretary

Amec Foster Wheeler plc

4th Floor

Old Change House

128 Queen Victoria Street

London EC4V 4BJ

United Kingdom

+44 (0) 20 7429 7500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation

111 Eighth Avenue

New York, New York 10011

United States

+1 (212) 894 8440

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Thomas B. Shropshire, Jr. Linklaters LLP One Silk Street London EC2Y 8HQ United Kingdom +44 (0) 20 7456 2000	Scott Sonnenblick Peter Cohen-Millstein Linklaters LLP 1345 Avenue of the Americas New York, NY 10105 United States +1 (212) 903 9000

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

PART II

EXPLANATORY NOTE

In accordance with the undertaking of Amec Foster Wheeler plc (“Amec Foster Wheeler”) set forth in the registration statement on Form F-4 (File No. 333-199116) (the “Registration Statement”), declared effective by the Securities and Exchange Commission on 6 October 2014 (as amended by Post-Effective Amendment No. 1, filed 4 November 2014, and Post-Effective Amendment No. 2, filed 19 December 2014), Amec Foster Wheeler is filing this Post-Effective Amendment No. 3 to deregister an aggregate of 1,608,084 of its ordinary shares, previously registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement and issuable to the shareholders of Foster Wheeler AG (“Foster Wheeler”) in connection with the offer by Amec Foster Wheeler to acquire all of the shares of Foster Wheeler in exchange for (i) $16.00 in cash and (ii) 0.8998 Amec Foster Wheeler securities, either in the form of Amec Foster Wheeler ordinary shares or American depositary shares, as well as the subsequent merger of Foster Wheeler with and into A-FW International Investments GmbH (the “Squeeze-Out Merger”), a wholly-owned subsidiary of AMEC International Investments BV, pursuant to the implementation agreement dated 13 February 2014 as amended by the letter agreement dated 28 March 2014, the deed of amendment dated 28 May 2014 and the deed of amendment dated 2 October 2014, each between Amec Foster Wheeler and Foster Wheeler, and the merger agreement among A-FW International Investments GmbH, AMEC International Investments BV and Foster Wheeler dated 8 December 2014.

Pursuant to the Registration Statement, 90,917,043 new ordinary shares of Amec Foster Wheeler were registered. Upon completion of the Squeeze-Out Merger on 19 January 2015, a total of 89,308,959 ordinary shares are issuable by Amec Foster Wheeler to shareholders of Foster Wheeler. Therefore, in accordance with the undertaking set forth in the Registration Statement, Amec Foster Wheeler hereby removes from registration the remaining 1,608,084 ordinary shares previously registered on the Registration Statement.

Item 21.  Exhibits and Financial Statements Schedules

(a)                                 The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description
24.1	Powers of Attorney of Directors of Amec Foster Wheeler signing by an attorney-in-fact (included on the signature page of this post-effective amendment to the Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorised, in London, England, on 3 February 2015.

Amec Foster Wheeler plc

By:	/s/ ALISON YAPP
Name: Alison Yapp
Title: General Counsel & Company Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Samir Brikho, Ian McHoul and Alison Yapp, and each of them acting individually, as true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post- effective amendments) to this registration statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933 relating thereto and to file the same, with all exhibits thereto, and other prospectus in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature/Name	Title	Date
*

John Connolly	Chairman of the Board	3 February 2015

*

Samir Brikho	Executive Director and Chief Executive	3 February 2015

*

Ian McHoul	Executive Director and Chief Financial Officer	3 February 2015

*

Linda Adamany	Non-executive Director	3 February 2015

*

Neil Carson	Non-executive Director	3 February 2015

*

Colin Day	Non-executive Director	3 February 2015

*

Simon Thompson	Non-executive Director	3 February 2015

*

Stephanie Newby	Non-executive Director	3 February 2015

*By:	/s/ ALISON YAPP
Name: Alison Yapp
Date: 3 February 2015
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Amec Foster Wheeler plc, has signed this registration statement on 3 February 2015.

Authorized U.S. Representative

By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director Puglisi & Associates